Healthcare Trust, Inc.

HTI
HEALTHCARE TRUST INC


BENTON HOUSE





2015

Fourth Quarter 2020 Investor Webcast Presentation

Strategic Overview

HTI
Healthcare Trust Inc

HTI is a $2.6 billion(1) healthcare real estate portfolio focused on Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High-Quality Portfolio	✓ High-quality portfolio containing 193 healthcare properties comprised of 53% MOB, 37% SHOP and 10% Triple Net Leased ("NNN")[2] ✓ The MOB and NNN portfolios continue to perform exceptionally well throughout the COVID-19 pandemic with fourth quarter and full year 2020 Cash Rent[3] collection of nearly 100% ✓ The SHOP portfolio is actively managed by a dedicated senior housing management team that is focused on value enhancement by increasing Occupancy[3] and select portfolio recycling ✓ In 2020, the SHOP team completed the successful transition of four former NNN assets into SHOP operating structures, completing the strategic transition of all NNN senior housing assets into SHOP operating structures
Diligent Acquisition Program[4]	✓ Acquired nine properties in 2020 for over $110 million, including five MOB properties at a 7.0% weighted average Cap Rate[3] for $32 million and four SHOP properties for $78 million ✓ First quarter 2021 pending and completed acquisitions of four single-tenant MOB assets for $36 million at an 8.0% weighted average Cap Rate
Enhanced Performance	✓ Active management and robust acquisitions have led to year over year increases in total revenue and NOI from the MOB and NNN portfolios ✓ Year over year, Occupancy increased across the MOB and NNN portfolios from 91.7% to 92.1% ✓ Forward Leasing Pipeline[3][5] of 21,544 SF is, if advanced discussions or non-binding letters of intent lead to definitive leases, expected to increase annual base rent by nearly $509,000[6] and MOB and NNN portfolio Occupancy to 92.5% from 92.1% at quarter end ✓ Year over year, HTI decreased its overall interest rate on debt from 4.0% to 3.6%[7] and maintained conservative Net Leverage of 41.3% as of December 31, 2020
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ SHOP portfolio has a dedicated management team lead by John Rimbach along with his key operating personnel from WESTLiving ✓ Nearly all of HTI's residents in the Company's SHOP portfolio have been vaccinated, which we believe mitigates the risk of future adverse COVID-19 outbreaks

(1) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $0.1 million, net of gross market lease intangible liabilities of $10.8 million as of December 31, 2020.
(2) Percentages are based on NOI for the year ended December 31, 2020. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Refer to slide 7 for additional information.
(5) There can be no assurance that any advanced discussions with potential tenants or non-binding letter of intent will lead to a definitive lease that will commence on its contemplated terms, or at all.
(6) Annual base rent for these purposes calculated based on rent for the first full year of the leases and potential leases. Leases and potential leases in Leasing Pipeline commence at various times during the period from January 2021 through March 2022 and Leasing Pipeline should not be considered an indication of future performance.
(7) Total borrowings as of December 31, 2020 of $1.2 billion. As of December 31, 2019, total borrowings of $1.1 billion.

Fourth Quarter Cash Rent Collection (excludes SHOP)

HTI's proactive and focused effort in response to the COVID-19 pandemic resulted in the collection of nearly all of the Cash Rent due in 2020 from the MOB and NNN portfolios

Fourth Quarter 2020 Cash Rent Collection


100%
Collected

Full Year 2020 Cash Rent Collection


Collected
Nearly 100%

Rent Collection Highlights

✓ **HTI collected nearly 100% of fourth quarter and full year 2020 Cash Rent due from the Company's MOB and NNN portfolios**

- January and February 2021 Cash Rent collection rates are materially consistent with fourth quarter 2020 collection rate of nearly 100%
- HTI established open dialogue with its tenants from the onset of the COVID-19 pandemic which has proven integral to its rent collection success

✓ **HTI's best-in-class MOB and NNN portfolios feature creditworthy top healthcare brands such as UPMC, DaVita and Sentara**

Note: Collection data as of and through March 15, 2021. The impact of the COVID-19 pandemic on our tenants and operators and thus our ability to collect rents in future periods cannot be determined as present and the amount of cash rent collected during 2020 may not be indicative of any future period. In addition, there is no assurance that we will be able to collect the cash rent that is due in the future months including the deferred 2020 rent amounts due in 2021 under the deferral agreements we have entered into with our tenants.

Portfolio Snapshot

High-quality portfolio featuring an MOB and NNN portfolio that is 92% occupied[(1)] and a 4.4 million square foot SHOP portfolio operated by top U.S. Healthcare brands

- **$2.6 Billion Invested[(2)]**
- **193 Properties**
- **9.4 Million Rentable Square Feet**

PROPERTIES	
Medical Office Buildings	117
Senior Housing – Operating (SHOP)	59
Post-Acute Care/Skilled Nursing – NNN	8
Hospitals – NNN	6
Land	2
Jupiter Property – Recently Developed	1

	MOB	Senior Housing – Operating	Post Acute/ Skilled Nursing – NNN	Hospitals – NNN
Occupancy[(3)]	91.6%	75.1%	100.0%	90.7%
Weighted Avg. Remaining Lease Term[(3)(4)]	4.9 Years	N/A	6.8 Years	6.2 Years







(1) Based on square footage as of December 31, 2020. Excludes SHOP and the Company's development property in Jupiter, Florida that was substantially completed in the fourth quarter of 2019. Although a portion of the development property has been leased as of December 31, 2020, the property will be separately shown and excluded from combined occupancy numbers until a greater portion of the property has been leased and HTI considers the property stabilized. Including SHOP and the development property, portfolio occupancy would have been 82.1% as of December 31, 2020. We expect to sell the completed development project in the second quarter of 2021 pursuant to the definitive purchase and sale agreement we entered into in August 2020. This disposition is subject to conditions, however, and there can be no assurance it will be completed.
(2) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $0.1 million, net of gross market lease intangible liabilities of $10.8 million as of December 31, 2020.
(3) See Definitions in the Appendix for a full description.
(4) Based on square feet as of December 31, 2020.

Dynamic Portfolio Fundamentals

HTI is focused on deploying capital into select, high-quality assets located throughout the United States

Portfolio Highlights

- ✓ Dynamic portfolio featuring a balance of high-quality MOB & NNN assets with embedded contractual rental increases and an actively managed SHOP portfolio
- ✓ Balance of resilient MOB and NNN assets with fourth quarter and 2020 Cash Rent collection of nearly 100%
- ✓ Geographically diversified portfolio across 31 states

High-Quality Portfolio



10%
37%
53%
$138 million NOI(1)
MOB
SHOP
NNN

Diversified Geographic Asset Exposure



MOB
NNN
SHOP
Development

Select Geographic Mix



Other 23%
FL 15%
PA 15%
IL 9%
GA 8%
IA 6%
AZ 5%
MI 5%
TX 5%
CA 5%
WI 4%
Top 10 States(2)

(1) Percentages are based on NOI for the year ended December 31, 2020. See appendix for Non-GAAP reconciliations.
(2) Based on square feet as of December 31, 2020.

Strategic Partners

HTI partners with top healthcare brands in well-established markets

MOB	SHOP
UPMC, DaVita, Sentara, Ascension, Fresenius Medical Care	Frontier Management, Jaybird Senior Living, Senior Lifestyle Corporation, Cedarhurst Assisted Living and Memory Care

- ✓ DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $33 billion(1)
- ✓ UPMC is a leading health enterprise with over 90,000 employees and 700 clinical locations
- ✓ The SHOP portfolio features an offering of core operating brands
- ✓ HTI remains committed to developing strong partnerships with leading healthcare brands which we believe delivers benefits for patients and other stakeholders

(1) Market capitalization data as of April 1, 2021.

Diligent Acquisition Program

HTI
HEALTHCARE TRUST INC

In 2020, HTI closed on $110 million of acquisitions at a 7.0% weighted average Cap Rate and has a first quarter 2021 pipeline of $36 million as we seek to opportunistically acquire accretive acquisitions

($ in millions, square feet in thousands and lease term remaining in years)

Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price[(1)]	Wgt. Avg. Cap Rate[(2)(3)]	Wgt. Avg. Lease Term Remaining[(4)]	Closed
Swedish American Clinic	MOB: Multi-Tenant	IL	1	25	$7.7		9.0	Closed Q1'20
UPMC Pinnacle Medical Office	MOB: Single-Tenant	PA	3	50	$18.6		9.5	Closed Q1'20
Cedarhurst Portfolio	SHOP	IL	3	178	$55.7	N/A	N/A	Closed Q1'20
Bayshore Memory Care	SHOP	FL	1	54	$21.9	N/A	N/A	Closed Q1'20
Circleville Professional Center	MOB: Multi-Tenant	OH	1	20	$5.7		4.9	Closed Q4'20
Total Closed 2020			**9**	**327**	**$109.6**	**7.0%**	**8.4**	

Q1'2021 Pipeline[(5)]	Property Type	State	Number of Properties	Square Feet	Purchase Price	Wgt. Avg. Cap Rate	Lease Term Remaining	Status
Kingwood Executive Center	MOB: Multi-Tenant	TX	1	29	$6.6		3.1	Closed Q1'21
OrthoOne Hilliard	MOB: Multi-Tenant	OH	1	25	$4.9		5.8	PSA Executed
1800 South Douglas	MOB: Single-Tenant	TX	1	5	$5.2		5.6	PSA Executed
Upstate NY MOB Portfolio	MOB: Multi-Tenant	NY	4	120	$19.7		3.2	LOI Executed
Total Closed and Under Agreement Q1'2021			**7**	**194**	**$36.4**	**8.0%**	**3.8**	
Total Closed 2020 + Closed and Under Agreement Q1'2021			**16**		**$122.4**	**7.4%**	**6.6**	

(1) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
(2) See Definitions in the Appendix for a full description.
(3) Excludes SHOP properties.
(4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(5) Includes pipeline as of March 15, 2021. Definitive PSAs are subject to conditions and LOI are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.

Conservative Leverage Profile

HTI
Healthcare Trust Inc

HTI continues to manage its capital structure, ensuring financial flexibility and acquisition capacity throughout the COVID-19 pandemic

Debt Capitalization(1)	($mm)
Mortgage Notes Payable	$550
Fannie Mae Master Revolving Credit Facilities	$355
Total Secured Debt	**$906**
Credit Facility – Revolving Credit Facility and Term Loan(2)	$324
Total Unsecured Debt(2)	**$324**
Total Debt	**$1,229**
Weighted Average Interest Rate(3)	**3.6%**

Key Capitalization Metrics	($mm)
Net Debt(1)(4)	$1,157
Net Leverage(4)	**41.3%**

Balanced Capital Structure

Mortgage Debt

- $119 million, 21 property, CMBS Loan with KeyBank at a 4.6% fixed interest rate with maturity in 2028
- $379 million mortgage loan with Capital One secured by 41 properties at a 3.7% interest rate fixed by swap and maturity in 2026
- The Company has six other mortgage loans with an aggregate balance of $53 million, secured by individual properties with a weighted-average interest rate of 4.1% as of December 31, 2020

Credit Facilities

- Fannie Mae Master Credit Facilities: Made up of two facilities arranged by KeyBank and Capital One. The combined facility is secured by mortgages on 21 seniors housing properties
- Revolving Credit Facility and Term Loan: The credit facility and term loan mature in 2024 with exercise of the Company's extension option and currently have total commitments of $630 million as of December 31, 2020

Year over year, HTI decrease its overall interest rate on debt from 4.0% to 3.6% and maintained conservative Net Leverage of 41.3%

Note: Metrics as of and for the three months ended December 31, 2020. As of December 31, 2020, HTI had $72.4 million of cash and equivalents and the current availability under the revolving credit facility was $49.4 million. The Company is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

(1) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net.

(2) The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of HTI's credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced.

(3) Weighted average interest rate based on balance outstanding as of December 31, 2020.

(4) See Definitions in the Appendix for a full description.

Enhanced Performance

HTI remains focused on increasing revenues while driving down the cost of debt

Operating Highlights

- ✓ Year over year, revenues from tenants increased to \$381.6 million from \$374.9 million
- ✓ Year over year, HTI grew its portfolio of essential healthcare real estate investments from \$2.5 billion to \$2.6 billion
- ✓ Year over year, HTI's weighted average interest rate decreased from 4.0% to 3.6%

Real Estate Investments(1)



$2.5 Billion
$2.6 Billion
Q4 2019
Q4 2020

Revenues from Tenants

($ in millions)



$374.9
$381.6
FY 2019
FY 2020

Weighted Average Interest Rate(2)



4.0%
3.6%
Q4 2019
Q4 2020

(1) For Q4 2020, based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $0.1 million, net of gross market lease intangible liabilities of $10.8 million as of December 31, 2020. For Q4 2019, based on total real estate investments, at cost of $2.5 billion, assets held for sale at carrying value of $70.8 million, net of gross market lease intangible liabilities of $12.1 million as of December 31, 2019.

(2) Total borrowings as of December 31, 2020 of $1.2 billion. As of December 31, 2019, total borrowings of $1.1 billion.

Company Highlights

HTI remains focused on growing the Company's high-quality MOB and SHOP portfolios, maintaining moderate leverage and decreasing the Company's overall interest rate on debt

- ✓ ***HTI Received*** nearly 100% of original fourth quarter and full year 2020 Cash Rent due from the Company's MOB and NNN portfolios(1)
- ✓ ***High-Quality Portfolio*** of 193 healthcare properties comprised of 53% MOB, 37% SHOP and 10% NNN properties(2)
- ✓ ***Diligent Acquisition Program***(3) of over $110 million closed in 2020 at a 7.0% weighted average Cap Rate plus first quarter 2021 closed and pending acquisitions of $36.4 million as we seek to opportunistically acquire accretive acquisitions
- ✓ ***Conservative Balance Sheet*** with conservative Net Leverage of 41.3%
- ✓ ***Enhanced Performance*** with year over year increases in total revenue and increased NOI from the MOB and NNN portfolios
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) See slide 3 for further details.
(2) Percentages based on NOI for the year ended December 31, 2020. See appendix for Non-GAAP reconciliations.
(3) See slide 7 for further details. Weighted average Cap Rate excludes SHOP properties.

Experienced Leadership Team



Michael Weil

Chief Executive Officer

Mr. Weil was named Healthcare Trust Inc.'s chief executive officer on August 23, 2018, which went into effect on September 12, 2018. He is a founding partner of AR Global, and has served as a leading executive and board member on several publicly-traded and non-traded real estate companies. Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust. Mr. Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA).



Leslie D. Michelson

Non-Executive Chairman, Audit Committee Chair

Mr. Michelson has served as the chairman of Private Health Management, a retainer-based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world's largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013.



Katie Kurtz

Chief Financial Officer, Secretary, and Treasurer

Ms. Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company. Ms. Kurtz is also Chief Financial Officer for American Finance Trust, Inc. (NASDAQ: AFIN). She is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.



John Rimbach

President of Healthcare Facilities

Mr. Rimbach brings a strong expertise in seniors housing management which he established over a 30-year career. Prior to joining the Company's advisor, Mr. Rimbach served as President/CEO and Founder of WESTLiving, LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio. Prior to that, Mr. Rimbach served as COO of AF Evans Company Inc. from 1999 to 2008, and was the Development Director of NCB Development Corporation from 1993 to 1999.



David Ruggiero

Vice President, Acquisitions

Mr. Ruggiero currently serves as Vice President at the Company's advisor with a primary focus on acquisitions. Mr. Ruggiero has over 20 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University.



Trent Taylor

Vice President, Asset Management

Mr. Taylor currently serves as Vice President at the Company's advisor with a primary focus on asset management and leasing. Mr. Taylor has over 12 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida.

Dedicated SHOP Team

John Rimbach joined the management team of HTI's advisor along with his key operating personnel from WESTLiving. This experienced group plays an essential role in managing the Company's significant operating portfolio



John Rimbach:
President of Healthcare Facilities

- Former President, CEO & Founder of WESTLiving
- 30 year career in the financing, development, acquisition, ownership and operation of senior housing portfolios



Patrick Collins:
Chief Operating Officer

- Patrick's responsibilities are to drive operational performance of HTI's operator/manager partners
- His 26 year career touches upon all aspects of operating a senior housing community



Angie Ehlers:
VP – Sales & Marketing

- Over her 26 year career, Angie has directed sales and marketing efforts at many senior level positions
- Her experience allows her to provide unique insight into markets and product positioning for the HTI SHOP portfolio



Kimberly Holmes:
VP – Operational Analytics

- 25 year career in senior housing and hospitality
- Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio



Susan K. Rice, RN:
VP – Clinical Operations

- 30 year career in the healthcare industry
- Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance

Strong Corporate Governance

Majority Independent Board of Directors, including an audit committee and nominating and corporate governance committee comprised solely of independent directors

Board of Directors



Leslie Michelson
Non-Executive Chairman, Audit Committee Chair
- Chairman of Private Health Management from April 2007 until February 2020, and executive chairman and a director since March 2020
- Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013



Lee M. Elman
Independent Director
- Independent director of the Company since August 2015
- Founder & President of Elman Investors Inc., an international real-estate investment banking firm
- 40+ years of real estate investment experience in the US and abroad
- Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University's Woodrow Wilson School of Public and International Affairs



Edward Rendell
Independent Director
- Independent director of the Company since December 2015
- 45th Governor of the Commonwealth of Pennsylvania from 2003 through 2011
- Mayor of Philadelphia from 1992 through 2000



Elizabeth K. Tuppeny
Independent Director, Nominating and Corporate Governance Committee Chair
- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



B.J. Penn
Independent Director
- Mr. Penn serves as president of Penn Construction Group, Inc., and as president and chief executive officer of Genesis IV, LLC
- Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation.



Michael Weil
Director
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)

Legal Notice

Disclaimer

References in this presentation to the "Company," "we," "us" and "our" refer to Healthcare Trust, Inc. ("HTI") and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI's subsequent reports. Please see pages 16 and 17 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income ("NOI"). NOI is a non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliations of net income to NOI for the applicable period are set forth on page 20 to this presentation.

Forward Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled Risk in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021 as well as all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Our property portfolio has a high concentration of properties located in Pennsylvania and Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states.
- Our Credit Facility restricts us from paying cash distributions on or repurchasing our common stock until at least the fiscal quarter ending June 30, 2021, and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock at the current rate.
- Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.
- In the Company's SHOP portfolio during March 2020, due to the COVID-19 pandemic, occupancy trended lower in the second half of the month and operating costs began to rise materially, including for services, labor and personal protective equipment and other supplies. At our SHOP facilities, we bear these cost increases. These trends accelerated during the second, third and fourth quarters of 2020 and into the beginning of the first quarter of 2021 as the surge of new COVID-19 cases that started in late 2020 crested, and may continue to impact us in the future and have a material adverse effect on our revenues and income in the other quarters thereafter.
- No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

Forward Looking Statements (Continued)

- We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.
- The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- We assume additional operational risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.
- We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.
- Estimated Per-Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

Appendix

Definitions

Cap Rate: Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease during its first year of ownership. Capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted average capitalization rate is based upon square feet.

Cash Rent: Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter.

Leasing Pipeline: Includes (i) all new leases or expansions of existing leases fully executed by both parties as of March 31, 2021, but after December 31, 2020 and (ii) all new leases or expansions of existing leases under negotiation with an executed letter of intent by both parties as of March 31, 2021. For purposes of this particular presentation only, Leasing Pipeline includes advanced discussions regarding three potential definitive leases totaling 17,455 square feet. Leasing Pipeline also includes three executed leases totaling 2,446 square feet and one non-binding letter of intent totaling 1,643 square feet. No leases were terminated or expired between December 31, 2020 and March 31, 2021. There can be no assurance that any advanced discussions or non-binding letter of intent will lead to a definitive lease that will commence on its contemplated terms, or at all. Rent payments under leases and potential leases in Leasing Pipeline commence at various times during the period from January 2021 through March 2022 and Leasing Pipeline should not be considered an indication of future performance.

Lease Term Remaining: Current portfolio calculated from December 31, 2020. Weighted based on square feet.

Net Debt: Total gross debt of $1.2 billion per slide 8 less cash and cash equivalents of $72.4 million as of December 31, 2020.

NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to revenue from tenants, less property operating and maintenance. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss).

Net Leverage: Represents "Net Debt" as defined above as debt less cash and cash equivalents divided by total assets of $2.3 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $513.2 million as of December 31, 2020, shown as a percentage.

Occupancy: For NNN and MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated. For SHOP, occupancy represents total units occupied divided by total units available as of the date or period end indicated.

Reconciliation of Non-GAAP Metrics: NOI

HTI
Healthcare Trust Inc

(In thousands)	Year Ended December 31, 2020 Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing — Operating Properties	Consolidated
Revenue from tenants	$ 104,213	$ 15,611	$ 261,788	$ 381,612
Property operating and maintenance	(30,851)	(1,961)	(210,365)	(243,177)
NOI	$ 73,362	$ 13,650	$ 51,423	138,435
Impairment charges				(36,446)
Operating fees to related parties				(23,922)
Acquisition and transaction related				(173)
General and administrative				(21,437)
Depreciation and amortization				(81,053)
Interest expense				(51,519)
Interest and other income				44
Gain on sale of real estate investments				5,230
(Loss) gain on non-designated derivatives				(102)
Income tax benefit (expense)				(4,061)
Net loss attributable to non-controlling interests				(303)
Allocation for preferred stock				(2,968)
Net loss attributable to stockholders				**$ (78,781)**

(In thousands)	Year Ended December 31, 2019 Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing — Operating Properties	Consolidated
Revenue from tenants	$ 100,379	$ 14,564	$ 259,971	$ 374,914
Property operating and maintenance	(31,813)	(2,310)	(200,062)	(234,185)
NOI	$ 68,566	$ 12,254	$ 59,909	140,729
Impairment charges				(55,969)
Operating fees to related parties				(23,414)
Acquisition and transaction related				(362)
General and administrative				(20,530)
Depreciation and amortization				(81,032)
Interest expense				(56,059)
Interest and other income				7
Gain on sale of real estate investments				8,790
(Loss) gain on non-designated derivatives				(68)
Income tax benefit (expense)				(399)
Net income attributable to non-controlling interests				393
Allocation for preferred stock				(173)
Net loss attributable to stockholders				**$ (88,087)**

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HTI
HEALTHCARE TRUST INC

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